Exhibit 99.3

QUARTERLY OPERATING STATISTICS BY REPORTABLE SEGMENT (UNAUDITED)(1)
FOR THE TWO-YEAR PERIOD ENDED DECEMBER 31, 2016

	Three Months Ended								Years Ended December 31,
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	2015	2016
Truckload:
Weekly revenue xFSR per tractor	$3,461	$3,571	$3,493	$3,659	$3,292	$3,447	$3,460	$3,577	$3,546	$3,442
Total loaded miles (2)	254,926	261,609	261,339	259,762	246,137	257,624	256,532	249,901	1,037,636	1,010,193
Average operational truck count:
Company	7,334	7,465	7,663	7,567	7,673	7,609	7,448	7,180	7,508	7,477
Owner-operator	3,201	2,991	2,999	2,898	2,977	2,962	2,869	2,875	3,021	2,920
Total	10,535	10,456	10,662	10,465	10,650	10,571	10,317	10,055	10,529	10,397
Deadhead miles percentage	11.8%	11.8%	12.2%	12.7%	12.5%	11.9%	11.7%	12.4%	12.1%	12.1%

Dedicated:
Weekly revenue xFSR per tractor	$3,107	$3,250	$3,230	$3,265	$3,339	$3,432	$3,486	$3,518	$3,215	$3,445
Average operational truck count:
Company	2,575	2,654	2,645	2,818	2,711	2,650	2,737	2,770	2,674	2,717
Owner-operator	394	396	403	419	368	370	396	429	403	391
Total	2,969	3,050	3,048	3,237	3,079	3,020	3,133	3,199	3,077	3,108

Refrigerated:
Weekly revenue xFSR per tractor	$3,384	$3,458	$3,484	$3,570	$3,574	$3,742	$3,694	$3,728	$3,475	$3,684
Total loaded miles (2)	86,481	89,959	89,604	91,008	89,134	91,588	90,566	90,077	357,050	361,366
Average operational truck count:
Company	2,570	2,612	2,566	2,548	2,457	2,369	2,378	2,365	2,574	2,392
Owner-operator	1,074	1,066	1,077	1,069	1,052	1,072	1,042	1,043	1,071	1,052
Total	3,644	3,678	3,643	3,617	3,509	3,441	3,420	3,408	3,645	3,444
Deadhead miles percentage	7.9%	7.8%	8.1%	8.2%	7.8%	7.8%	7.8%	7.5%	8.0%	7.7%

Intermodal:
Average operational truck count:
Company	481	521	546	518	474	422	426	425	517	437
Owner-operator	87	95	111	114	96	90	84	85	102	89
Total	568	616	657	632	570	512	510	510	619	526
Load count	41,940	46,517	47,107	45,949	40,997	43,382	43,787	44,043	181,513	172,209
Average Container Count	9,150	9,150	9,150	9,150	9,150	9,150	9,138	9,131	9,150	9,142

(1)
During the first quarter of 2017, Swift Transportation Company (the "Company") reorganized its reportable segments to reflect management’s revised reporting structure of its Dedicated and Refrigerated (formerly "Swift Refrigerated") reportable segments.  In association with the reorganization, the operations of our dedicated grocery line of business, which was previously reported within the Company’s Dedicated segment, will now be reported within the Company's Refrigerated segment.  This will result in all of our temperature-controlled lines of business reporting under the Refrigerated segment.

(2)	Total loaded miles presented in thousands.